EXHIBTI 99.1

[GRAPHIC OMITTED]  NEWCASTLE INVESTMENT CORP.




Contact:                                          FOR IMMEDIATE RELEASE
Lilly H. Donohue
Director of Investor Relations
212-798-6118

                    Newcastle Announces First Quarter Results
          -------------------------------------------------------------

   First Quarter Highlights

     - FFO of $11.6 million, or $0.49 per share for the first quarter 2003 as compared to $10.3 million or $0.45 per share for the fourth quarter 2002, representing an 8.9% increase on a per share basis for the first quarter 2003.

     - Income available for stockholders of $10.9 million, or $0.46 per share for the first quarter 2003.

     - Quarterly dividend of $0.45 per share of common stock for the first quarter 2003.

     -    Issued $62.5 million of 9.75% Series B Cumulative Preferred Stock.

     - Issued $472 million of non-recourse debt through our third collateralized bond obligation.

New York, NY. April 29, 2003 - Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended March 31, 2003, Funds from Operations ("FFO") totaled $11.6 million or $0.49 per share, achieving a return on average invested equity of 15.6%. For the three months ended March 31, 2003, income available for common stockholders was $10.9 million or $0.46 per share. For the quarter ended March 31, 2003, Newcastle declared a dividend of $0.45 per share of common stock.

For a reconciliation and discussion of GAAP net income to FFO and GAAP book equity to invested equity, please refer to the tables following the presentation of GAAP results.

Our GAAP common equity book value was $287.4 million at March 31, 2003 and increased from $284.2 million at December 31, 2002. Total assets of $2.1 billion at March 31, 2003 increased from $1.6 billion at December 31, 2002 predominately as a result of the purchase of our third real estate securities portfolio.

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

Selected Financial Data (Unaudited)
(in thousands)
Operating data for the three months ended March 31, 2003:
  Funds from operations                                                                    $ 11,604
  Income available for common stockholders                                                 $ 10,900
Balance Sheet data as of March 31, 2003:
  Real estate securities                                                                $ 1,590,122
  Total assets                                                                          $ 2,149,065
  CBO bond obligations                                                                  $ 1,336,297
  Stockholders' equity                                                                    $ 349,866

Supplemental Real Estate Securities Data as of March 31, 2003 (Unaudited)
Weighted average asset yield                                                                  7.28%
Weighted average liability cost                                                               5.16%
Weighted average net spread                                                                   2.12%
Average credit rating                                                                          BBB-
Weighted average credit spread                                                                3.10%
Percentage investment grade                                                                     76%
Number of securities                                                                            192

Capital Markets Activity

In the first quarter 2003, Newcastle successfully accessed the capital markets through the issuance of preferred stock and non-recourse debt. Newcastle issued $62.5 million of 9.75% Series B Cumulative Redeemable Preferred Stock on March 18, 2003. We also issued $472 million of debt, which long-term financed the purchase of our third real estate securities portfolio.

"We are pleased with our first quarter performance and our continued ability to raise capital. Capital raised from our preferred equity issuance will be invested in our next real estate securities portfolio," commented Wesley R. Edens, Chairman and Chief Executive Officer.

Real Estate Securities Investment Activity

During the first quarter of 2003, Newcastle purchased $120.5 million of real estate securities, representing 20 securities. For the three months ended March 31, 2003, we sold $35.8 million face amount of real estate securities, representing four securities, for a net gain of $1.8 million.

In connection with our third real estate securities portfolio, on-balance sheet real estate securities increased by $414 million. The weighted average credit quality for our third portfolio is BBB and 85% of the securities were rated investment grade as of March 31, 2003.

As of March 31, 2003, our aggregate $1.6 billion real estate securities portfolio was well diversified with 192 securities of which 90% were fixed rate securities with a weighted average life of 7.5 years and the remaining 10% represented floating rate securities with a weighted average life of 2.8 years. The portfolio consisted of 62% commercial mortgage backed securities, 31% senior unsecured REIT debt and 7% asset backed securities. As of March 31, 2003, the average credit quality of our aggregate real estate securities portfolio was

BBB- and 76% of the real estate securities were rated investment grade. Our average investment size is $7.5 million and our largest investment in a single security is $28 million. The weighted average credit spread was 3.10% as of March 31, 2003 versus 3.37% as of December 31, 2002. The weighted average credit spread represents the yield premium on our securities over the comparable US Treasury rate or LIBOR.

Kenneth Riis, Newcastle's President, stated, "We actively manage our credit exposure through portfolio diversification and ongoing asset surveillance and selection. Based on our current view of the domestic real estate market, we continued to migrate to higher rated securities and as a result increased the percentage of investment grade securities in our portfolio to 76% at the end of the first quarter 2003 from 68% at year-end 2002."

Real Estate Securities Business

Our core business strategy is to invest in a diverse portfolio of moderately credit sensitive real estate debt securities. We generally target securities rated "A" through "BB". Newcastle seeks to match fund these securities with respect to interest rates and maturities in order to minimize the impact of interest rate fluctuations on earnings, and to reduce the risk of refinancing our liabilities prior to the maturity of our assets. Furthermore, these financings are designed to give us the flexibility to manage our credit exposure.

We make our money by locking in the difference between the yield on our assets and the cost of our liabilities and optimizing this difference, which difference we refer to as "net spread".

Our real estate securities portfolio is financed to maturity through long term, match funded financings that are not callable as a result of changes in value. Accordingly, unless there is a material impairment in value that would result in a payment not being received on a security, changes in the book value of our portfolio will not affect our recurring earnings and our ability to pay a dividend, although they will result in changes to GAAP common equity book value. As of March 31, 2003, none of our owned securities had defaulted, and there have been no principal losses in Newcastle's real estate securities portfolio to date.

Other Investments

We supplement our core business strategy with investments in other real estate-related assets including operating real estate and mortgage loans.

In February 2003, Newcastle sold its entire position in conforming residential loans (a portion of its mortgage loan portfolio) with an aggregate unpaid principal balance of approximately $159.0 million for gross proceeds of approximately $162.6 million, resulting in a gain of approximately $0.7 million. In addition, we bought approximately $207.4 million of non-conforming adjustable rate residential mortgages.

Conference Call and Annual Meeting

Management will conduct a conference call on April 30, 2003 to review the Company's first quarter financial results for the period ended March 31, 2003. The conference call is scheduled for 4:30 P.M. eastern time. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (800) 288-8961 ten minutes prior to the scheduled start of the call; please reference "Newcastle First Quarter 2003 Earnings Call." International callers should dial (612) 332-0107.

For those who are not available to listen to the live call, a replay will be available until 6:00 P.M. eastern time on Friday, May 9, 2003 by dialing (800) 475-6701; please reference access code "683004." International callers should dial (320) 365-3844 to access the replay.

Newcastle will hold its annual meeting of stockholders at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022 on Thursday, May 29, 2003 at 8:00A.M. local time. All stockholders are cordially invited to attend.

Newcastle Investment Corp. invests in real estate securities and other real estate-related assets. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

                          Newcastle Investment Corp.
                     Consolidated Statement of Operations
                   (In thousands, except per share amounts)
                                  (Unaudited)


                                                                                       Three Months Ended
                                                                                         March 31, 2003
                                                                                         --------------

Revenue:
Interest and dividend income                                                                $25,032
Rental and escalation income                                                                  5,797
Gain on settlement of investments                                                             2,491
                                                                                            -------
  Total revenue                                                                              33,320

Expenses:
Interest expense                                                                             14,863
Property operating expense                                                                    2,665
Loan servicing expense                                                                          402
General and administrative expense                                                              950
Management fees to affiliate                                                                  1,305
Preferred incentive return to affiliate                                                       1,330
Depreciation and amortization                                                                   711
                                                                                            -------
  Total expenses                                                                             22,226
                                                                                            -------
Income from continuing operations                                                            11,094
Income from discontinued operations                                                               9
                                                                                            -------
Net income                                                                                   11,103
Preferred dividends                                                                            (203)
                                                                                            -------
Income available for common stockholders                                                    $10,900
                                                                                            =======
Net income per share of common stock, basic and diluted                                       $0.46
Income from continuing ops. per share of common stock,
  after preferred dividends, basic and diluted                                                $0.46
Income from discontinued operations per share of common stock, basic and diluted              $0.00
Weighted average number shares of common stock outstanding, basic                        23,488,517
Weighted average number shares of common stock outstanding, diluted                      23,619,909


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


                          Newcastle Investment Corp.
                          Consolidated Balance Sheet
                                (In thousands)
                                  (Unaudited)

Assets
Real estate securities, available for sale                                                            $1,590,122
Operating real estate, net                                                                               118,931
Real estate held for sale                                                                                  2,208
Real estate loans receivable, net                                                                        303,013
Other securities, available for sale                                                                      20,931
Cash and cash equivalents                                                                                 75,765
Restricted cash                                                                                           11,797
Deferred costs, net                                                                                        7,300
Receivables and other assets                                                                              18,998
                                                                                                      ----------
  Total assets                                                                                        $2,149,065
                                                                                                      ==========
Liabilities and Stockholders' Equity
Liabilities
CBO bonds payable                                                                                     $1,336,297
Other bonds payable                                                                                       37,584
Notes payable                                                                                             65,272
Repurchase agreements                                                                                    289,446
Derivative liabilities                                                                                    49,522
Due to affiliates                                                                                          1,768
Dividends payable                                                                                         10,773
Accrued expenses and other liabilities                                                                     8,537
                                                                                                      ----------
  Total liabilities                                                                                    1,799,199
                                                                                                      ----------

Stockholders' Equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares, liquidation
preference $25.00 per share, issued and outstanding at March 31, 2003                                     62,500

Common stock, $0.01 par value, 500,000,000 shares authorized,  23,488,517 shares issued and
outstanding at  March 31, 2003                                                                               235

Additional paid-in capital                                                                               288,499
Dividends in excess of earnings                                                                          (13,636)
Accumulated other comprehensive income                                                                    12,268
                                                                                                      ----------
  Total stockholders' equity                                                                             349,866
                                                                                                      ----------
   Total stockholders' equity and liabilities                                                         $2,149,065
                                                                                                      ==========

                          Newcastle Investment Corp.
                   Reconciliation of GAAP Net Income to FFO
                                (In thousands)
                                  (Unaudited)

                                                                                     Three Months Ended
                                                                                      March 31, 2003
                                                                                      --------------
     Net income available for common stockholders                                         $ 10,900
        Operating real estate depreciation                                                     704
                           -                                                              --------
     Funds from operations ("FFO")                                                        $ 11,604
                                                                                          ========

     Weighted average number shares of common stock outstanding, basic                  23,488,517
     Weighted average number shares of common stock outstanding, diluted                23,619,909

   Newcastle believes FFO is one appropriate measure of the performance of real estate companies because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures. We also believe that FFO is an appropriate supplemental disclosure of operating performance for a REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO, for our purposes, represents net income available for common stockholders (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding extraordinary items, plus real estate depreciation and amortization, and after adjustments for unconsolidated subsidiaries, if any. We consider gains and losses on resolution of our investments to be a normal part of our recurring operations and, therefore, do not exclude such gains and losses when arriving at FFO. Adjustments for unconsolidated subsidiaries, if any, are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs. The Company's calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.


                          Newcastle Investment Corp.
             Reconciliation of GAAP Book Equity to Invested Equity
                                (In thousands)
                                  (Unaudited)

                                                                                     March 31, 2003
                                                                                     --------------
     Book equity                                                                        $ 349,866
       Accumulated depreciation on operating real estate                                   10,686
       Accumulated other comprehensive income                                            (12,268)
                                                                                        ----------
     Invested equity                                                                    $ 348,284
                                                                                        ==========

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle's expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; changes in interest rate, credit spreads, as well as the success of our hedging strategy in relation to such changes; impairments in the value of the collateral underlying our real estate securities; legislative/ regulatory changes; completion of pending investments; continued ability to source new investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in Newcastle's SEC reports. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.


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